Exhibit 99.1

Potbelly Corporation Provides Update on Current Business Conditions

Company committed to safety of customers and employees; Focused on Off-Premise & Digital channel, including new curbside pick-up option

CHICAGO, March 20, 2020 – Potbelly Corporation (NASDAQ: PBPB), the iconic neighborhood sandwich shop, today provided an update on current business conditions in light of the COVID-19 pandemic. Company-owned shops remain open in accordance with guidance from local authorities. Delivery, in-shop pick-up, drive-thru, or curbside pick-up are available in those locations. Customers can place off-premise orders through Potbelly.com and the Potbelly app, or through DoorDash and Grubhub marketplaces nationwide.

Alan Johnson, Chief Executive Officer of Potbelly, commented, “During this difficult time, our number one priority is the safety and well-being of our employees, customers, franchisees, and communities. I’m extremely proud of our team’s ability to react quickly during this ever-changing environment. We continue to monitor the situation on a real-time basis and are closely following instructions from the CDC and government authorities. I want to thank our loyal customers for their continued trust and support, as well as our dedicated employees for their commitment to safety. We look forward to brighter days ahead, exceeding the needs of our customers and continuing to provide great food, made right.”

“Our Off-Premise & Digital channel, which accounted for a record 24.4% of sales in the fourth quarter of 2019, has increased steadily over the last week,” added Johnson. “Investments in this channel have proven timely, as they helped build a flexible platform that is allowing us to adjust and react quickly to meet customer needs. This includes our new offering, curbside pick-up, which is now available at most of our shops. This option gives the customer drive-thru like convenience and speed, and offers another safe and efficient way to enjoy our fresh and tasty sandwiches.”

Johnson continued, “Over the preceding quarters, we’ve made significant progress in executing against our turnaround strategy and have seen our momentum grow. In fact, through the first 10 weeks of 2020, we saw comparable same-stores sales of +2.5%. We were on pace to record our fourth straight quarter of sequential same-store sales improvement and our first positive quarterly comp since the fourth quarter of 2016. However, market conditions have changed substantially in the last week as we face the realities of COVID-19. As a result, we have withdrawn our guidance for fiscal 2020 and will provide an update on our business during our first quarter earnings call.”

As a precautionary measure, the Company also drew $40 million of available capacity under its revolving credit facility. Proceeds from these borrowings are expected to be used for working capital, general corporate or other permitted purposes.

“With the cash on our balance sheet, and the drawdown of our revolver,” Johnson concluded, “we believe we have taken the necessary steps to deal with potential near-term volatility under the current market conditions.”

About Potbelly

Potbelly Corporation is a neighborhood sandwich concept that has been feeding customers’ smiles with warm, toasty sandwiches, signature salads, hand-dipped shakes and other fresh menu items, customized just the way customers want them, for more than 40 years. Potbelly promises Fresh, Fast & Friendly service in an environment that reflects the local neighborhood. Since opening its first shop in Chicago in 1977, Potbelly has expanded to neighborhoods across the country—with more than 400 company-owned shops in the United States. Additionally, Potbelly franchisees operate over 40 shops in the United States. For more information, please visit our website at www.potbelly.com.

Forward Looking Statements

In addition to historical information, this press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, Section 21E of the Securities Exchange Act of 1934, as amended and the Private Securities Litigation Reform Act of 1995. Forward-looking statements, written, oral or otherwise made, represent the Company’s expectation or belief concerning future events. Without limiting the foregoing, the words “believes,” “expects,” “may,” “will,” “should,” “seeks,” “intends,” “plans,” “strives,” “goal,” “estimates,” “forecasts,” “projects” or “anticipates” or the negative of these terms and similar expressions are intended to identify forward-looking statements. Forward-looking statements may include, among others, statements relating to: our future financial position and results of operations, business strategy, budgets, projected costs and plans and objectives of management for future operations. By nature, forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from those projected or implied by the forward-looking statement, due to reasons including, but not limited to, competition;

general economic conditions; our ability to successfully implement our business strategy; the success of our initiatives to increase sales and traffic; changes in commodity, energy and other costs; our ability to attract and retain management and employees; consumer reaction to industry-related public health issues and perceptions of food safety; our ability to manage our growth; reputational and brand issues; price and availability of commodities; consumer confidence and spending patterns; and weather conditions. In addition, there may be other factors of which we are presently unaware or that we currently deem immaterial that could cause our actual results to be materially different from the results referenced in the forward-looking statements. All forward-looking statements contained in this press release are qualified in their entirety by this cautionary statement. Although we believe that our plans, intentions and expectations are reasonable, we may not achieve our plans, intentions or expectations. Forward-looking statements are based on current expectations and assumptions and currently available data and are neither predictions nor guarantees of future events or performance. You should not place undue reliance on forward-looking statements, which speak only as of the date hereof. See “Risk Factors” and “Cautionary Statement on Forward-Looking Statements” included in our most recent annual report on Form 10-K and other risk factors described from time to time in subsequent quarterly reports on Form 10-Q, all of which are available on our website at www.potbelly.com. The Company undertakes no obligation to publicly update or revise any forward-looking statement as a result of new information, future events or otherwise, except as otherwise required by law.

Contact Investor Relations:

Josh Littman or Chris Hodges

Alpha IR Group

312-445-2870

PBPB@alpha-ir.com